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                                                                     Exhibit 5.1

                     LEGAL OPINION OF PEDERSEN & HOUPT, P.C.

                       (Pedersen & Houpt, P.C. Letterhead)


                                October 20, 1998


SpinCycle, Inc.
15990 North Greenway/Hayden Loop
Suite 400
Scottsdale, Arizona 85260

              Re:      SpinCycle, Inc.
                       Registration Statement (333-57883)

Gentlemen:

            We have acted as counsel to SpinCycle, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, Registration No. 333-57883 and all amendments thereto (as may hereafter be amended, the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder the issuance of $144,990,000 aggregate principal amount at maturity of Series B 12 3/4% Senior Discount Notes due 2005 (the "New Notes") of the Company to be issued pursuant to an Indenture dated as of April 29, 1998 (the "Indenture") between the Company and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"), in exchange for $144,990,000 aggregate principal amount at maturity of Series A 12 3/4% Senior Discount Notes due 2005 (the "Old Notes") of the Company.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 as filed with the Commission on June 26, 1998 under the Act, Amendment No. 1 thereto filed on September 25, 1998 and Amendment No. 2 thereto with which this opinion is being filed; (ii) the Indenture; (iii) the form of the New Notes, included as an exhibit to
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October 20, 1998
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the Indenture; (iv) the Registration Rights Agreement dated as of April 29, 1998 among the Company and Credit Suisse First Boston Corporation (the "Registration Rights Agreement"); and (v) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of the Company and such agreements, certificates or records of public officials, certificates of officers or representatives of the Company, respectively, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
The documents described in clauses (ii) and (iii) are referred to herein as the "Operative Documents."

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents (including the Operative Documents), we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below with respect to the Operative Documents) that such documents constitute valid and binding obligations of such parties. In providing the opinion set forth below, we have also assumed that the execution and delivery by the Company of the Operative Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with, or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or its properties is subject other than securities or anti-fraud laws of any jurisdiction, but without our having made any special investigation concerning any other laws, rules or regulations; provided, however, except that we do not make the assumption set forth in this clause (ii) with respect to the laws, rules and regulations of the General Corporation Law of the State of Delaware and of the United States of America which, in our
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October 20, 1998
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experience, are normally applicable to transactions of the type contemplated by the Operative Documents, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. Based solely upon discussions with officers of the Company responsible for such matters and review of material documents identified to us by such officers, there are no such violations, conflicts or defaults. Based on our due diligence investigation, we do not know of any other such violations, conflicts or defaults. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Trustee and others.

            We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and federal laws of the United States of America.

            Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the New Notes are executed, authenticated and delivered in accordance with the terms of the Indenture and issued upon consummation of the exchange offer as contemplated by the Registration Statement, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (A) the enforcement thereof may be subject to, or limited by, (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity),
(B) the waiver contained in Section 5.15 of the Indenture may be deemed unenforceable and (C) the rights to indemnification and contribution contained in the Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws.
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Additionally, the enforceability of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations under the Registration Rights Agreement and the Indenture may be limited by applicable laws.


            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                              Very truly yours,

                                              /s/  Pedersen & Houpt, P.C.